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                                                                    Exhibit 99.1
                               FTP SOFTWARE, INC.

             SPECIAL MEETING OF STOCKHOLDERS OF FTP SOFTWARE, INC.
                                 JULY 22, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Douglas F. Flood, John J. Warnock, Jr. and Karen A. Wharton, and each of them singly, with full power of substitution, as proxies to vote and act at the FTP Software, Inc. Special Meeting of Stockholders to be held on July 22, 1996 at 11:00 a.m., and at any and all postponements and adjournments thereof (the "Special Meeting"), upon and with respect to the number of shares of common stock of FTP Software, Inc. ("FTP"), $.01 par value per share (the "FTP Common Stock"), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Special Meeting and Joint Proxy Statement/Prospectus, and to vote on the following as specified by the undersigned on the reverse side. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

Unless otherwise specified on the reverse side hereof, this proxy will be voted IN FAVOR of the proposal listed on the reversed side and in the discretion of the named proxies as to any other matter that may come before the Special Meeting or any postponement of adjournment thereof:

         -------------------------------------------------------------
- -------- PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY --------- IN ENCLOSED ENVELOPE.
         -------------------------------------------------------------

Please sign exactly as name(s) appears hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, or guardian please give your full title as such.
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HAS YOUR ADDRESS CHANGED?

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1.   The proposal to authorize and approve the issuance of the shares of FTP
Common Stock to be issued pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 21, 1996 among FTP, Firefox Acquisition Corp., a wholly-owned subsidiary ("Sub") of FTP, and Firefox Communications Inc. ("Firefox"), pursuant to which, among other things, (a) Sub will be merged into Firefox (the "Merger"), and Firefox will survive the Merger as a wholly-owned subsidiary of FTP, (b) outstanding shares of Firefox common stock, $.001 par value per share ("Firefox Common Stock"), will be converted into shares of FTP Common Stock and (c) outstanding options to purchase Firefox Common Stock granted under certain Firefox employee and director stock option plans will be deemed assumed by FTP and deemed to constitute options to purchase shares of FTP Common Stock, all as more fully described in the Joint Proxy Statement/Prospectus.

                 [_]  For      [_]   Against     [_]    Abstain

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

     The shares represented by this proxy, if properly executed, will be voted in accordance with the instructions appearing herein. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE SHARES REPRESENTED BY THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE SPECIAL MEETING.

     Receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated June 26, 1996 relating to the Special Meeting is hereby acknowledged.


                             ----------------
Please be sure to sign and   Date             Mark box at right if address  [_]
date this Proxy.                              change has been noted on the
- --------------------------------------------- reverse side of this card.

- --Shareholder sign here--Co-owner sign here--
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
 DETACH CARD                                                        DETACH CARD

                              [LOGO APPEARS HERE]

        Dear Stockholder:

        Please take note of the important information enclosed with this proxy card.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on this proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return it in the enclosed postage paid envelope.

        Your vote must be received prior to the Special Meeting of Stockholders, July 22, 1996. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

        Thank you in advance for your prompt consideration.

        Sincerely,


        FTP Software, Inc.